SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2009

SILICON GRAPHICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10441		94-2789662
(Commission File Number)		(IRS Employer Identification No.)

1140 East Arques Ave. Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 524-1980

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposal of Assets.

On May 8, 2009, pursuant to an Asset Purchase Agreement dated March 31, 2009, as amended, Silicon Graphics, Inc. (“SGI”) completed the sale of substantially all of its assets (excluding certain intellectual property assets) to Rackable Systems, Inc. (“Rackable”) for $42.5 million in cash, plus the assumption of certain liabilities associated with the acquired assets.  The Asset Purchase Agreement was previously approved by the United States Bankruptcy Court for the Southern District of New York.  As previously announced, SGI’s stockholders will not receive any proceeds in respect of this sale, nor are they expected to receive proceeds from any other transactions completed in the course of SGI’s Chapter 11 proceedings.

The Asset Purchase Agreement filed by Rackable in its Current Report on Form 8-K on April 1, 2009 and the amendment to the Asset Purchase Agreement filed by Rackable on its Current Report on Form 8-K on May 5, 2009 are hereby incorporated by reference in this item 2.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2009, Mr. Doug Britt, Senior Vice President of Worldwide Sales of SGI, left employment with SGI.  On May 8, 2009, Mr. Robert Ewald, Chief Executive Officer, Mr. Gregory S. Wood, Senior Vice President and Chief Financial Officer, and Mr. Timothy Pebworth, Vice President and Chief Accounting Officer, left employment with SGI.  All departures were in connection with the closing of the Rackable transaction.  Mr. Wood will continue as a consultant with SGI for a transition period.

Item 8.01.  Other Events.

As disclosed in SGI’s Form 12b-25 filing made on May 12, 2009, SGI has not prepared financial statements for the quarter ended March 27, 2009 or otherwise assembled the information required to prepare its Quarterly Report on Form 10-Q for the quarter ended March 27, 2009, which was due on May 11, 2009.  As a result of the closing of the Asset Purchase Agreement, the former management team and virtually all of the finance organization of SGI are no longer employed at SGI, and SGI’s overall staffing has been reduced to a skeleton group headed by a new chief restructuring officer tasked with overseeing the completion of the bankruptcy proceeding.  As a result, SGI will not be able without unreasonable effort and expense to file its Form 10-Q.  SGI will file on Form 8-K the monthly operating reports that it provides to the U.S. Bankruptcy Trustee.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

2.4:           Asset Purchase Agreement dated as of March 31, 2009, by and among Silicon Graphics, Inc., the subsidiaries of Silicon Graphics, Inc. listed on Schedule I thereto, and Rackable Systems, Inc.(a)

2.5:           Amendment to Asset Purchase Agreement, dated as of March 31, 2009, by and among Silicon Graphics, Inc., the subsidiaries of Silicon Graphics, Inc. listed on Schedule I thereto, and Rackable Systems, Inc, dated as of April 30, 2009.(b)

_________________

(a)  Filed and incorporated by reference from an exhibit to Rackable Systems, Inc.’s Current Report on Form 8-K, filed April 1, 2009.

(b)  Filed and incorporated by reference from an exhibit to Rackable Systems, Inc.’s Current Report on Form 8-K, filed May 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date:	May 13, 2009	By:	/s/ Barry Weinert
			Name:	Barry Weinert
			Title:	Chief Restructuring Officer